EXHIBIT 5.1

Opinion and Consent of Russell M. Robinson III, Esq.

Russell M. Robinson III

Vice President and Secretary

804 Green Valley Road, Suite 300

Greensboro, North Carolina 27408

Telephone 336-379-2865

May 31, 2007

International Textile Group, Inc.

804 Green Valley Road, Suite 300

Greensboro, North Carolina 27408

Ladies and Gentlemen:

International Textile Group, Inc., a Delaware corporation (the "Company"), contemplates filing a Registration on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to the registration of up to 34,000 shares of Common Stock of the Company, $.01 par value (the "Common Stock") which are to be issued pursuant to the terms of the International Textile Group, Inc. Stock Option Plan for Non-Employee Directors, as Amended and Restated (the "Plan").

As in-house counsel for the Company, I, or attorneys reporting to me, have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and legal matters as I, or attorneys reporting to me, deem relevant to the authorization and issuance of the Common Stock under the terms of the Plan. Based on such examination, it is my opinion that the Common Stock has been duly authorized and, when issued and delivered in accordance with the terms of the Plan upon the receipt of requisite consideration therefore provided therein, will be validly issued, fully paid and nonassessable.

In making my examination, I have assumed that all signatures on documents I, or attorneys reporting to me, have examined are genuine, the authenticity of all documents submitted to me, or attorneys reporting to me, as originals and the conformity with the original documents of all documents submitted to me, or attorneys reporting to me, as certified, conformed or photostatic copies. I express no opinion other than as to the Delaware General Corporation Law. This opinion is rendered on the date hereof and I disclaim any duty to advise you regarding any changes in the matters addressed herein.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

Sincerely,

/s/ Russell M. Robinson III

_________________________

Russell M. Robinson III

Vice President and Secretary